UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2023

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-09305	43-1273600
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2188

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (314) 342-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class/Trading Symbol	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.15 par value per share	SF	New York Stock Exchange
Depository Shares, each representing 1/1,000th interest in a share of 6.25% Non-Cumulative Preferred Stock, Series B	SF-PB	New York Stock Exchange
Depository Shares, each representing 1/1,000th interest in a share of 6.125% Non-Cumulative Preferred Stock, Series C	SF-PC	New York Stock Exchange
Depository Shares, each representing 1/1,000th interest in a share of 4.50% Non-Cumulative Preferred Stock, Series D	SF-PD	New York Stock Exchange
5.20% Senior Notes due 2047	SFB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 10, 2023, Stifel Financial Corp. (the “Company”) filed an amendment to its Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), to (i) provide exculpation from liability for certain officers of the Company from certain claims of breach of the fiduciary duty of care, similar to protections currently available to directors of the Company and (ii) make certain nonsubstantive changes to the phrasing of the existing exculpatory provisions for directors, in conformance with contemporary norms for peer corporations incorporated in the State of Delaware (the “Charter Amendment”). As previously disclosed, the Charter Amendment was previously approved by the Company’s Board of Directors (the “Board”), subject to stockholder approval, and was subsequently approved by the Company’s stockholders at the Company’s 2023 Annual Meeting of Stockholders on June 7, 2023. On August 11, 2023, the Company filed a Second Restated Certificate of Incorporation (as so amended and restated, the “Second Restated Certificate of Incorporation”), restating, integrating and superseding the Restated Certificate of Incorporation, as previously amended, including the Charter Amendment.

In addition, effective August 8, 2023, the Board amended and restated the Company’s Amended and Restated By-Laws in the form attached as Exhibit 3.2 hereto (as so amended and restated, the “Second Amended and Restated By-Laws”). The amendments effected by the Second Amended and Restated By-Laws, among other things:

•

modify the provisions for the availability of stockholder lists and the manner in which stockholder meetings may be postponed, rescheduled, canceled or adjourned, consistent with recent amendments to the Delaware General Corporation Law;

•

revise the disclosure, notice and other requirements related to nominations of directors and solicitation of proxies, including requiring compliance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended;

•	require any stockholder soliciting proxies from other stockholders to use a proxy card color other than white;

•

add a Delaware courts forum selection for certain corporate actions, including certain stockholder and intra-corporate disputes, and a federal forum selection clause for claims under the Securities Act of 1933, as amended; and

•	make other ministerial and clarifying changes.

The foregoing descriptions of the Charter Amendment, the Second Restated Certificate of Incorporation and the Second Amended and Restated By-Laws do not purport to be complete and are qualified in their entirety by reference to the full text of the Second Restated Certificate of Incorporation (which reflects the previously disclosed Charter Amendment) and the Second Amended and Restated By-Laws. Copies of the Second Restated Certificate of Incorporation and the Second Amended and Restated By-Laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Second Restated Certificate of Incorporation of Stifel Financial Corp., filed with the Secretary of State of the State of Delaware and effective August 11, 2023.

3.2	Second Amended and Restated By-Laws of Stifel Financial Corp., effective August 8, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: August 11, 2023	By:	/s/ James M. Marischen
James M. Marischen
Chief Financial Officer

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